Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Jason Fredette, Director, Investor Relations
(617) 219-1440

Government Properties Income Trust Announces 2014 Third Quarter Results

Normalized FFO of $0.61 Per Share

Occupancy Increases 80 Basis Points Year Over Year to 95.4%

Newton, MA (October 30, 2014): Government Properties Income Trust (NYSE: GOV) today announced its financial results for the quarter and nine months ended September 30, 2014.

GOV President and Chief Operating Officer David Blackman made the following statement:

“We are pleased to report that for the third quarter of 2014 Government Properties Income Trust generated solid year over year results in both consolidated and same property operations. Solid occupancy metrics, several strategic property acquisitions and our recent accretive investment in Select Income REIT demonstrate GOV’s ability to generate secure and growing income for its investors.”

Results for the Quarter Ended September 30, 2014:

Normalized funds from operations, or Normalized FFO, for the quarter ended September 30, 2014 were $39.8 million, or $0.61 per share, compared to Normalized FFO for the quarter ended September 30, 2013 of $27.5 million, or $0.50 per share. The increase in Normalized FFO per share this quarter was primarily the result of GOV’s recent property acquisitions and its July 2014 investment in Select Income REIT (NYSE: SIR).

Net income was $12.6 million, or $0.19 per share, for the quarter ended September 30, 2014 compared to $2.0 million, or $0.04 per share, for the quarter ended September 30, 2013. The weighted average number of common shares outstanding was 65.6 million and 54.7 million for the quarters ended September 30, 2014 and 2013, respectively.

Reconciliations of net income determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, and Normalized FFO and net operating income, or NOI, to net income determined in accordance with GAAP for the quarters ended September 30, 2014 and 2013 appear later in this press release.

Results for the Nine Months Ended September 30, 2014:

Normalized FFO for the nine months ended September 30, 2014 were $100.0 million, or $1.71 per share, compared to Normalized FFO for the nine months ended September 30, 2013 of $87.6 million, or $1.60 per share. Net income was $42.4 million, or $0.73 per share, for the nine months ended September 30, 2014 compared to $41.9 million, or $0.77 per share, for the nine months ended September 30, 2013. The weighted average number of common shares outstanding was 58.4 million and 54.7 million for the nine months ended September 30, 2014 and 2013, respectively.

Reconciliations of net income determined in accordance with GAAP to FFO and Normalized FFO and NOI to net income determined in accordance with GAAP for the nine months ended September 30, 2014 and 2013 appear later in this press release.

Occupancy, Leasing and Same Property Results:

GOV entered into new and renewal leases for 140,275 rentable square feet with government tenants during the quarter ended September 30, 2014, which had weighted (by rentable square feet) average rental rates that were 7.8% above prior rents for the same space. The weighted (by rentable square feet) average lease term for these leases was 5.2 years. GOV also entered into new and renewal leases for 27,437 rentable square feet with non-government tenants during the quarter ended September 30, 2014, which had weighted (by rentable square feet) average rental rates that were 31.4% below prior rents for the same space or, in the case of space acquired vacant, market rental rates for similar space in the building at the date of acquisition.  The weighted (by rentable square feet) average lease term for these leases was 7.7 years. In aggregate, GOV entered into new and renewal leases for 167,712 rentable square feet at a 0.6% rolldown in rent.  Leasing capital commitments for new and renewal leases entered during the quarter ended September 30, 2014 were $2.1 million, or $2.20 per square foot per year on weighted (by square feet) average lease terms of 5.6 years.

As of September 30, 2014, 95.4% of GOV’s rentable square feet from continuing operations was leased. This compares with 94.6% as of September 30, 2013 and 95.5% as of June 30, 2014.

Same property occupancy for properties owned continuously since July 1, 2013 increased 50 basis points to 94.9% as of September 30, 2014, from 94.4% as of September 30, 2013.  Same property NOI increased 0.5% during the quarter ended September 30, 2014.

Recent Property Acquisition and Disposition Activities:

Since July 1, 2014, GOV acquired a previously disclosed office property located in Phoenix, AZ with 66,743 rentable square feet.  The property is 100% leased to the State of Arizona and occupied by Northern Arizona University for a remaining lease term of 10.6 years as of the date of acquisition. The purchase price was $13.0 million, excluding acquisition costs.

During the quarter ended September 30, 2014, GOV terminated its previously disclosed acquisition agreements for office properties located in Lorton, VA and Lacey, WA.

In September 2014, GOV sold an office property located in San Diego, CA with 94,272 rentable square feet for $12.1 million, excluding closing costs, and recognized a gain on sale of $0.8 million.

In August 2014, a U.S. Government tenant notified GOV that it intends to exercise its option, pursuant to its lease, to acquire the office property it leases from GOV located in Riverdale, MD with 337,500 rentable square feet and a net book value of $30.8 million at September 30, 2014, after recording a $1.6 million loss on asset impairment during the three months ended September 30, 2014.  The option purchase price is $31.0 million, excluding closing costs.  The closing of this sale is subject to conditions and is currently expected to occur in the first quarter of 2015. We can provide no assurance that the sale of this property will occur.

As previously disclosed, in April 2014, GOV entered an agreement to sell an office property located in Falls Church, VA with 164,746 rentable square feet and a net book value of $12.3 million at September 30, 2014.  The contract sales price is $16.5 million, excluding closing costs.  The closing of this sale is subject to certain conditions, including the purchaser obtaining certain zoning entitlements, and is currently expected to occur before year end 2015. We can provide no assurance that the sale of this property will occur.

Acquisition of Select Income REIT (SIR) Common Shares and Recent Financing Activities:

As previously disclosed, on July 9, 2014, GOV purchased 21.5 million common shares of SIR in a cash transaction. The purchase price was equal to approximately $677.5 million plus approximately $11.3 million of accrued dividends as defined in the purchase agreement (total of approximately $688.8 million). GOV’s purchase of the SIR shares was funded through borrowings under GOV’s existing $550 million unsecured revolving credit facility and under a new $500 million unsecured term loan.

In July 2014, GOV sold 15,525,000 common shares in a public offering at a price of $23.50 per share, for net proceeds of approximately $349.8 million.  In August 2014, GOV issued $350 million of 3.75% unsecured senior notes due 2019 in a public offering, for net proceeds of approximately $344.3 million.  The net proceeds from these offerings were used to fully repay amounts outstanding under the new $500 million unsecured term loan and to reduce amounts outstanding under GOV’s revolving credit facility.

Conference Call:

On Thursday, October 30, 2014, at 1:00 p.m. Eastern Time, President and Chief Operating Officer, David Blackman, and Treasurer and Chief Financial Officer, Mark Kleifges, will host a conference call to discuss GOV’s third quarter 2014 results.

The conference call telephone number is (800) 230-1074.  Participants calling from outside the United States and Canada should dial (612) 288-0329.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through 11:59 p.m. Eastern Time on Thursday, November 6, 2014.  To hear the replay, dial (320) 365-3844.  The replay pass code is 338976.  A live audio webcast of the conference call will also be available in a listen only mode on GOV’s website, at www.govreit.com.  Participants wanting to access the webcast should visit GOV’s website about five minutes before the call.  The archived webcast will be available for replay on GOV’s website following the call for about one week after the call. The transcription, recording and retransmission in any way of GOV’s third quarter conference call are strictly prohibited without the prior written consent of GOV.

Supplemental Data:

A copy of GOV’s Third Quarter 2014 Supplemental Operating and Financial Data is available for download at GOV’s website, www.govreit.com. GOV’s website is not incorporated as part of this press release.

GOV is a real estate investment trust, or REIT, which primarily owns properties located throughout the United States that are majority leased to the U.S. Government and other government tenants.  GOV is headquartered in Newton, Massachusetts.

Please see the following pages for a more detailed statement of GOV’s operating results and financial condition and for an explanation of GOV’s calculation of FFO, Normalized FFO and NOI.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  ALSO, WHENEVER GOV USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, OR SIMILAR EXPRESSIONS, GOV IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON GOV’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  GOV’S ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES GOV’S BELIEF THAT ITS RECENT OPERATING RESULTS DEMONSTRATE GOV’S ABILITY TO GENERATE SECURE AND GROWING INCOME, WHICH MAY IMPLY THAT GOV WILL REMAIN PROFITABLE, THAT ITS PROFITS MAY GROW AND THAT RISKS TO ITS BUSINESS AND OPERATIONS ARE LOW.  AS DISCLOSED IN GOV’S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH ARE PUBLICLY AVAILABLE AS NOTED BELOW, GOV’S BUSINESS, AND AN INVESTMENT IN GOV’S SECURITIES, ARE SUBJECT TO VARIOUS RISKS.  REALIZATION OF THOSE OR OTHER RISKS, INCLUDING REDUCED OR CONTINUED CONSTRAINED GOVERNMENT BUDGETS, MAY REDUCE THE STABILITY AND SECURITY OF GOV’S CASH FLOW AND REDUCE GOV’S PROFITABILITY AND HAVE OTHER ADVERSE CONSEQUENCES ON GOV AND ITS SECURITIES.

•                  THIS PRESS RELEASE STATES THAT A TENANT HAS NOTIFIED GOV THAT IT INTENDS TO EXERCISE ITS OPTION, PURSUANT TO ITS LEASE, TO ACQUIRE THE PROPERTY IT LEASES FROM GOV LOCATED IN RIVERDALE, MD.  THIS TRANSACTION IS SUBJECT TO CLOSING CONDITIONS AND THESE CONDITIONS MAY NOT BE MET.  AS A RESULT, THIS TRANSACTION MAY NOT OCCUR, MAY BE DELAYED OR ITS TERMS MAY CHANGE.

•                  THIS PRESS RELEASE STATES THAT GOV HAS ENTERED INTO AN AGREEMENT TO SELL ONE PROPERTY LOCATED IN FALLS CHURCH, VA. THIS TRANSACTION IS SUBJECT TO CLOSING CONDITIONS, INCLUDING THE PURCHASER OBTAINING CERTAIN ZONING ENTITLEMENTS FOR THIS PROPERTY, AND THESE CONDITIONS MAY NOT BE MET. AS A RESULT, THIS TRANSACTION MAY NOT OCCUR, MAY BE DELAYED OR ITS TERMS MAY CHANGE.

THE INFORMATION CONTAINED IN GOV’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING UNDER “RISK FACTORS” IN GOV’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE GOV’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN ITS FORWARD LOOKING STATEMENTS. GOV’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON GOV’S FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, GOV DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Government Properties Income Trust

Condensed Consolidated Statements of Income

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Rental income	$64,158	$56,401	$186,406	$168,639

Expenses:
Real estate taxes	7,027	6,255	21,005	19,060
Utility expenses	5,327	5,355	15,072	13,064
Other operating expenses	11,685	10,169	33,586	29,288
Depreciation and amortization	17,636	14,032	49,254	40,960
Loss on asset impairment	1,616	—	1,616	—
Acquisition related costs	110	1,562	1,290	1,701
General and administrative	4,329	2,941	11,537	9,350
Total expenses	47,730	40,314	133,360	113,423

Operating income	16,428	16,087	53,046	55,216
Interest and other income	10	10	68	20
Interest expense (including net amortization of debt premiums and discounts and deferred financing fees of $373, $339, $926 and $1,002, respectively)	(8,845)	(4,176)	(18,530)	(12,388)
Loss on early extinguishment of debt	(541)	—	(541)	—
Loss on issuance of shares by an equity investee	(39)	—	(39)	—
Income from continuing operations before income tax benefit (expense) and equity in earnings of investees	7,013	11,921	34,004	42,848
Income tax benefit (expense)	(7)	36	(130)	(50)
Equity in earnings of investees	4,910	64	4,931	219
Income from continuing operations	11,916	12,021	38,805	43,017
Income (loss) from discontinued operations	706	(10,055)	3,615	(1,121)
Net income	$12,622	$1,966	$42,420	$41,896

Weighted average common shares outstanding	65,568	54,684	58,385	54,666

Per common share amounts:
Income from continuing operations	$0.18	$0.22	$0.66	$0.79
Income from discontinued operations	$0.01	$(0.18)	$0.06	$(0.02)
Net income	$0.19	$0.04	$0.73	$0.77

Government Properties Income Trust

Funds from Operations and Normalized Funds from Operations(1)

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Calculation of Funds from Operations (FFO) and Normalized FFO:
Net income	$12,622	$1,966	$42,420	$41,896
Plus: depreciation and amortization from continuing operations	17,636	14,032	49,254	40,960
Plus: depreciation and amortization from discontinued operations	—	242	—	1,026
Plus: loss on asset impairment from continuing operations	1,616	—	1,616	—
Plus: loss on asset impairment from discontinued operations	—	10,142	—	10,142
Plus: FFO attributable to SIR investment	11,230	—	11,230	—
Less: equity in earnings of SIR	(4,872)	—	(4,872)	—
Less: increase in carrying value of asset held for sale	—	—	(2,344)	—
Less: net gain on sale of properties from discontinued operations	(774)	—	(774)	(8,168)
FFO	37,458	26,382	96,530	85,856
Plus: acquisition related costs	110	1,562	1,290	1,701
Plus: loss on early extinguishment of debt	541	—	541	—
Plus: loss on issuance of shares by an equity investee	39	—	39	—
Plus: normalized FFO attributable to SIR investment	12,874	—	12,874	—
Less: FFO attributable to SIR investment	(11,230)	—	(11,230)	—
(Less) Plus: estimated business management incentive fees(2)	—	(402)	—	30
Normalized FFO	$39,792	$27,542	$100,044	$87,587

Weighted average common shares outstanding	65,568	54,684	58,385	54,666

Per common share:
FFO	$0.57	$0.48	$1.65	$1.57
Normalized FFO	$0.61	$0.50	$1.71	$1.60

(1)             GOV calculates FFO and Normalized FFO as shown above. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or NAREIT, which is net income, calculated in accordance with GAAP, plus real estate depreciation and amortization and the difference between FFO attributable to GOV’s equity investment in SIR and GOV’s equity in earnings of SIR but excluding impairment charges on real estate assets, carrying value adjustments of real estate assets held for sale, any gain or loss on sale of properties, as well as certain other adjustments currently not applicable to GOV. GOV’s calculation of Normalized FFO differs from NAREIT’s definition of FFO because GOV includes the difference between FFO and Normalized FFO attributable to GOV’s equity investment in SIR and excludes acquisition related costs, loss on early extinguishment of debt, loss on issuance of shares by an equity investee and estimated business management incentive fees, if any. GOV considers FFO and Normalized FFO to be appropriate measures of operating performance for a REIT, along with net income, operating income and cash flow from operating activities. GOV believes that FFO and Normalized FFO provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO and Normalized FFO may facilitate a comparison of GOV’s operating performance between periods and with other REITs. FFO and Normalized FFO are among the factors considered by GOV’s Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain GOV’s status as a REIT, limitations in its revolving credit facility and existing term loan agreements and public debt covenants, the availability of debt and equity capital, GOV’s expectation of its future capital requirements and operating performance, and GOV’s expected needs and availability of cash to pay its obligations. FFO and Normalized FFO do not represent cash generated by operating activities in accordance with GAAP and should not be considered as alternatives to net income, operating income or cash flow from operating activities, determined in accordance with GAAP, or as indicators of GOV’s financial performance or liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of GOV’s needs. These measures should be considered in conjunction with net income, operating income and cash flow from operating activities as presented in GOV’s Condensed Consolidated Statements of Income and

Comprehensive Income and Condensed Consolidated Statements of Cash Flows. Other REITs and real estate companies may calculate FFO and Normalized FFO differently than GOV does.

(2)             Amounts represent estimated incentive fees under GOV’s business management agreement payable in common shares after the end of each calendar year calculated: (i) prior to 2014 based upon increases in annual normalized funds from operations, and (ii) beginning in 2014 based on common share total return.  In calculating net income in accordance with GAAP, GOV recognizes estimated business management incentive fee expense, if any, each quarter.  Although GOV recognizes this expense each quarter for purposes of calculating net income, GOV does not include these amounts in the calculation of Normalized FFO until the fourth quarter, which is when the actual expense amount for the year is determined. Adjustments were made to prior period amounts to conform to the current period Normalized FFO calculation.

Government Properties Income Trust

Calculation and Reconciliation of Property Net Operating Income(1)(2)

(amounts in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Calculation of NOI:
Rental income	$64,158	$56,401	$186,406	$168,639
Real estate taxes	(7,027)	(6,255)	(21,005)	(19,060)
Utility expenses	(5,327)	(5,355)	(15,072)	(13,064)
Other operating expenses	(11,685)	(10,169)	(33,586)	(29,288)
NOI	$40,119	$34,622	$116,743	$107,227

Reconciliation of NOI to Net Income:
NOI	$40,119	$34,622	$116,743	$107,227
Depreciation and amortization	(17,636)	(14,032)	(49,254)	(40,960)
Loss on asset impairment	(1,616)	—	(1,616)	—
Acquisition related costs	(110)	(1,562)	(1,290)	(1,701)
General and administrative	(4,329)	(2,941)	(11,537)	(9,350)
Operating income	16,428	16,087	53,046	55,216
Interest and other income	10	10	68	20
Interest expense	(8,845)	(4,176)	(18,530)	(12,388)
Loss on early extinguishment of debt	(541)	—	(541)	—
Loss on issuance of shares by an equity investee	(39)	—	(39)	—
Income tax benefit (expense)	(7)	36	(130)	(50)
Equity in earnings of investees	4,910	64	4,931	219
Income from continuing operations	11,916	12,021	38,805	43,017
Income (loss) from discontinued operations	706	(10,055)	3,615	(1,121)
Net income	$12,622	$1,966	$42,420	$41,896

(1)             Excludes properties classified as discontinued operations.

(2)             GOV calculates NOI as shown above. GOV defines NOI as income from its rental of real estate less property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions. GOV considers NOI to be an appropriate supplemental measure to net income because it may help both investors and management to understand the operations of GOV’s properties. GOV uses NOI to evaluate individual and company wide property level performance, and GOV believes that NOI provides useful information to investors regarding its results of operations because it reflects only those income and expense items that are incurred at the property level and may facilitate comparisons of GOV’s operating performance between periods and with other REITs. The calculation of NOI excludes certain components of net income in order to provide results that are more closely related to GOV’s properties’ results of operations. NOI does not represent cash generated by operating activities in accordance with GAAP and should not be considered as an alternative to net income, operating income or cash flow from operating activities, determined in accordance with GAAP, or as an indicator of GOV’s financial performance or liquidity, nor is this measure necessarily indicative of sufficient cash flow to fund all of GOV’s needs. This measure should be considered in conjunction with net income, operating income and cash flow from operating activities as presented in GOV’s Condensed Consolidated Statements of Income and Comprehensive Income and Condensed Consolidated Statements of Cash Flows. Other REITs and real estate companies may calculate NOI differently than GOV does.

Government Properties Income Trust

Condensed Consolidated Balance Sheets

(amounts in thousands, except share data)

(unaudited)

	September 30,	December 31,
	2014	2013
ASSETS
Real estate properties:
Land	$254,008	$243,686
Buildings and improvements	1,420,971	1,324,876
	1,674,979	1,568,562
Accumulated depreciation	(210,319)	(187,635)
	1,464,660	1,380,927

Equity investment in Select Income REIT	684,470	—
Assets of discontinued operations	13,083	25,997
Assets of property held for sale	33,329	—
Acquired real estate leases, net	158,375	142,266
Cash and cash equivalents	4,928	7,663
Restricted cash	2,301	1,689
Rents receivable, net	37,077	33,350
Deferred leasing costs, net	11,552	11,618
Deferred financing costs, net	6,785	3,911
Other assets, net	13,158	25,031
Total assets	$2,429,718	$1,632,452

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured revolving credit facility	$184,500	$157,000
Unsecured term loan	350,000	350,000
Unsecured senior notes, net of discount	347,292	—
Mortgage notes payable, including premiums	188,840	90,727
Liabilities of discontinued operations	725	276
Liabilities of property held for sale	399	—
Accounts payable and accrued expenses	25,881	23,216
Due to related persons	1,949	2,474
Assumed real estate lease obligations, net	16,800	19,084
Total liabilities	1,116,386	642,777

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value: 100,000,000 and 70,000,000 shares authorized, respectively, 70,337,771 and 54,722,018 shares issued and outstanding, respectively	703	547
Additional paid in capital	1,457,373	1,105,679
Cumulative net income	234,333	191,913
Cumulative other comprehensive income	45	49
Cumulative common distributions	(379,122)	(308,513)
Total shareholders’ equity	1,313,332	989,675
Total liabilities and shareholders’ equity	$2,429,718	$1,632,452